UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1 N Brentwood Blvd., Suite 1550	St. Louis	Missouri	63105
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7652
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2026, in connection with the workforce realignment described under Item 8.01 below, BellRing Brands, Inc. (the “Company”) announced that Douglas J. Cornille will step down from his role as the Company’s Chief Growth Officer, effective as of June 24, 2026, and depart the Company effective as of September 1, 2026. Mr. Cornille will receive benefits he is entitled to in connection with a termination of employment without “cause” under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “LTIP”) and underlying award agreements thereunder and the Company’s Severance and Change in Control Agreement with Mr. Cornille (the “Severance Agreement”). The terms of the LTIP and Severance Agreement, and the payments and benefits Mr. Cornille is entitled to receive thereunder, are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 16, 2025.

Item 8.01.    Other Events.

On June 24, 2026, the Company approved, as part of its ongoing efforts to further streamline operations, workforce realignment actions designed to optimize and support the Company’s financial and operational efficiency.

The Company expects that such workforce realignment efforts, once completed, will result in annualized run-rate operating expense savings of approximately $10 to $12 million before taxes, of which approximately $3 million consists of non-cash stock compensation. The Company expects to begin realizing these savings in the fourth quarter of the Company’s fiscal 2026 with the majority expected in fiscal 2027.

The Company estimates that it will incur one-time workforce realignment charges of approximately $6 million, primarily consisting of future cash expenditures for severance and related benefits. These costs are expected to be incurred primarily in the third quarter of fiscal 2026, and the Company expects that the related actions will be substantially complete by the end of the third quarter of fiscal 2026.

The estimate of costs that the Company expects to incur and savings that the Company expects to achieve, and the timing thereof, are subject to a number of assumptions and actual results may differ from current expectations. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the foregoing. The Company may revise its estimates, as appropriate, consistent with U.S. generally accepted accounting principles (“GAAP”).

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements often contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objectives,” “opportunity,” “plan,” “position,” “predict,” “project,” “should,” “seek,” “target,” “will,” “would” and other similar words or expressions or the negative thereof or other variations thereon. All statements other than statements of historical fact, including without limitation statements concerning these actions and Company’s plans, objectives, goals, beliefs, business strategies, future events, business condition, results of operations, financial position, business outlook and business trends and other non-historical statements, are forward-looking statements. These statements do not guarantee future performance and speak only as of the date of this report. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes or results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, including risks affecting the timing and amount of workforce rebalancing charges and payments, and the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and may be further updated from time to time in the Company’s subsequent filings with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2026	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Chief Legal Officer and Corporate Secretary